UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2009

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The Quantum Group, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-31727	20-0774748
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3420 Fairlane Farms Road, Suite C, Wellington, Florida, 33414

(Address of Principal Executive Office) (Zip Code)

(561) 798-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

On October 21, 2009, The Quantum Group, Inc. (the “Company”) notified the NYSE Amex LLC (the “Exchange”) of its intent to voluntarily delist its common stock, Class A warrants and Class B warrants (collectively, “Securities”) from the Exchange by filing a Form 25 with the Securities and Exchange Commission on or about November 2, 2009.  The Company anticipates that the delisting will be effective 10 days after the date of filing of the Form 25, on or about November 12, 2009.  The Board of Directors of the Company approved the voluntary delisting of the Securities on October 19, 2009.  Upon delisting from the Exchange, the Company intends to have the Securities quoted on the OTC Bulletin Board (“OTCBB”).

The Company received a deficiency letter from the Exchange dated March 17, 2009, advising that the Company was not in compliance with Section 1003(a)(iv) (“Section 1003(a)(iv)”) of the NYSE Amex LLC Company Guide (the “Company Guide”).  Specifically, the Exchange staff noted that the Company had sustained losses that were so substantial in relation to its overall operations or its existing financial resources, or its financial condition had become so impaired that it appeared questionable, in the opinion of the Exchange, whether the Company would be able to continue operations and/or meet its obligations as they matured.  On April 16, 2009, the Company submitted a plan of compliance outlining its strategy to regain compliance with the continued listing requirements set forth in Section 1003(a)(iv) by September 17, 2009 (the “Plan Period”), which was accepted by the Exchange on May 28, 2009.

By letter dated October 15, 2009, the Exchange staff notified the Company that the Company was unable to regain compliance with the requirements of Section 1003(a)(iv) during the Plan Period and that the Staff intended to strike the Securities from the Exchange (the “Staff Determination”).  In addition, the letter cited the failure by the Company to comply with the listing standard contained in Section 301 of the Company Guide (“Section 301”) during the Plan Period.  Section 301 states that a listed company is not permitted to issue, or to authorize its transfer agent or registrar to issue or register, additional securities of a listed class until it has filed an application for the listing of such additional securities and received notification from the Exchange that the securities have been approved for listing.  As set forth in the Amex letter, the Staff Determination and the additional deficiency under Section 301 constituted notice of a failure to satisfy one or more continued listing standards of the Exchange.  The letter also informed the Company that it had the right to appeal the Staff Determination.

On October 16, 2009, the Board of Directors of the Company, having determined that it was not in the best interests of the Company and its shareholders to appeal the delisting, directed the Company to take the appropriate steps to have the Securities quoted on the OTCBB for several reasons:

(a)

The Company has incurred significant expense from Exchange listing fees, additional listing application fees, legal, accounting and transaction structuring expenses, each of which it will not be required to incur if its securities are quoted on the OTCBB.

(b)

The Company may be in a more favorable position to raise the funds that it requires to continue to grow its business by not being subject to the requirements imposed on such activities by the Exchange.

(c)

Management believes that the price of the Company securities will be determined by investors based primarily on financial performance without regard to the Exchange listing of the Company and that its uncertain listing status may have contributed to the low price of its traded securities.

(d)

Management anticipates that although quotation of Company securities on the OTCBB may result in a less liquid market for the securities, public trading of Company securities would continue without interruption by holders desiring to trade.

A market maker in the Company securities has agreed to file a Form 211 application with the Financial Industry Regulatory Authority on behalf of the Company to seek the quotation of the Securities on the OTCBB.

On October 21, 2009, the Company issued a press release reporting its receipt of the Amex Letter, and its election not to appeal the Staff Determination, to voluntarily delist the Securities from the Exchange and to seek quotation of the Securities on the OTCBB, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

99.1

Press release dated October 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Quantum Group, Inc.

Date: October 21, 2009	By:	/s/ Noel J. Guillama
Noel J. Guillama Chairman, President and Chief Executive Officer